Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-287158 and 333-292251) of our report dated September 28, 2026, except for the effects of the restatement described in Note 15, which is dated October 9, 2026, with respect to the consolidated financial statements of EON Resources Inc. included in this Annual Report on Amendment No.1 to Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Houston, Texas

October 9, 2026